SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2009
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-52082 (Commission File Number)	41-1698056 (IRS Employer Identification No.)
651 Campus Drive
St. Paul, Minnesota 55112-3495
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Effective on September 9, 2009, Cardiovascular Systems, Inc. (“CSI”) entered into the Build-To-Suit Lease Agreement (the “Lease Agreement”) with the Pearland Economic Development Corporation (the “PEDC”) for the construction and lease of an approximately 46,000 square foot production facility located in Pearland, Texas (the “Facility”). The Facility will primarily accommodate CSI’s additional manufacturing activities.
     The Lease Agreement provides that the PEDC will lease the Facility and the land immediately surrounding the Facility (the “Leased Premises”) to CSI for an initial term of ten years, beginning the later of the date of “Substantial Completion” of the project (as that term is defined in the Lease Agreement) or April 1, 2010 (the “Commencement Date”). Annual fixed rent payments are $414,000 for each of the first five years of the initial term and $460,000 for each of the last five years of the initial term. Rent is payable in monthly installments beginning thirty days after the Commencement Date. CSI will also be responsible for paying the future taxes and operating expenses on the Leased Premises. Upon an event of default under the Lease Agreement, CSI will be liable for the difference between the balance of the rent owed for the remainder of the term and the fair market rental value of the Leased Premises for such period.
     CSI has the option to renew the lease for up to two additional periods of five years each. If CSI elects to exercise one or both of these options, the rent for such extended terms will be set at the prevailing market rental rates at such times, as determined in the Lease Agreement. After the Commencement Date and until shortly before the tenth anniversary of the Commencement Date, CSI will have the option to purchase all, but not less than all, of the Leased Premises at fair market value, as determined in the Lease Agreement. Further, within six years of the Commencement Date and subject to certain conditions, CSI has options to cause the PEDC to make two additions or expansions to the Facility of a minimum of 34,000 and 45,000 square feet each.
     CSI and the PEDC previously entered into a Corporate Job Creation Agreement (the “Job Creation Agreement”), dated June 17, 2009 (the “Effective Date”). The Job Creation Agreement provided CSI with $3.5 million in cash incentive funds upon signing the Lease Agreement, which CSI received on or about September 9, 2009. The PEDC will provide CSI with an additional $2.0 million of cash incentive funds (collectively with the $3.5 million that CSI previously received, the “Cash Incentives”), in the following amounts and upon achievement of the following milestones:
•	$1.2 million, upon the hiring of the 75th full-time employee at the Facility; and
•	$0.8 million, upon the hiring of the 125th full-time employee at the Facility.
In order to retain all of the Cash Incentives, beginning one year and 90 days after the Commencement Date, CSI must not have fewer than 25 full-time employees at the Facility for more than 120 consecutive days. Failure to meet this requirement will result in an obligation to make reimbursement payments to the PEDC in the following percentages during the following time periods:
•	100% of all the Cash Incentives received, if the failure occurs within 24 months from the Effective Date;

•	60% of all the Cash Incentives received, if the failure occurs between 24 and 36 months from the Effective Date;
•	40% of all the Cash Incentives received, if the failure occurs between 36 and 48 months from the Effective Date; and
•	20% of all the Cash Incentives received, if the failure occurs between 48 and 60 months from the Effective Date.
CSI will not have any reimbursement requirements for the Cash Incentives after 60 months from the Effective Date.
     The Job Creation Agreement also provides CSI with a $1.5 million award that is expected to be funded in part by a grant from the State of Texas for which CSI has applied through the Texas Enterprise Fund program (the “TEF Award”). The PEDC has committed, by resolution, to guarantee the TEF Award and will make payment to CSI for the difference between $1.5 million and the actual grant amount from the State of Texas. CSI expects that the grant from the State of Texas for the TEF Award will also be subject to reimbursement if CSI fails to meet certain job creation targets, as will be established and agreed to by CSI and the State of Texas.
     CSI has granted the PEDC a security interest in CSI’s furniture and equipment at the Facility (the “Pearland Collateral”) to secure any reimbursement obligations that CSI may incur under the Job Creation Agreement. On September 9, 2009, the PEDC and Silicon Valley Bank (“SVB”) entered into a Subordination Agreement, pursuant to which the PEDC agreed to subordinate its security interest to the security interests held by SVB in the Pearland Collateral. CSI and SVB had previously entered into that certain Loan and Security Agreement, dated September 12, 2008 (the “SVB Loan Agreement”), in which CSI granted SVB a continuing security interest in substantially all of CSI’s then owned and future assets. In addition, CSI and SVB entered into a letter agreement dated September 9, 2009 (the “SVB Pearland Letter Agreement”), in which CSI agreed to provide notice to SVB if the PEDC ever ceased being the owner or the landlord of the Facility. CSI also agreed that an “Event of Default” would occur under the SVB Loan Agreement, if (i) SVB or CSI ever received a notice from the PEDC that a default had occurred under the Job Creation Agreement and that within 30 days, SVB did not receive a written notice from the PEDC that the default had been cured, or (ii) SVB received notice from the PEDC that CSI had vacated the Facility.
     The TEF Award and the Cash Incentives are gross amounts that are subject to and will be reduced by a 15% commission payable to CSI’s site selection consultant. Additionally, the foregoing description of the material terms of the Lease Agreement, the Job Creation Agreement and the SVB Pearland Letter Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Lease Agreement, the Job Creation Agreement and the SVB Pearland Letter Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Current Report is incorporated in this Item 2.03 by reference in its entirety.

Item 8.01	Other Events.
     On October 5, 2009, CSI issued a press release announcing that CSI had entered into the agreements described in Item 1.01 above. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits:
                         Exhibit 99.1 Press Release dated October 5, 2009.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 5, 2009

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer

EXHIBIT INDEX
Cardiovascular Systems, Inc.
Form 8-K Current Report

Exhibit Number	Description
99.1	Press Release dated October 5, 2009.